Exhibit 1
JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k), the undersigned acknowledge and agree that the foregoing statement on Schedule 13G with respect to Class A shares representing limited liability company interests of WaterBridge Infrastructure LLC is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning such person contained herein or therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that such person knows or has reason to believe that such information is inaccurate.

Dated this 13th day of November 2025.

Devon WB Holdco L.L.C.

By:	/s/ Jeffrey L. Ritenour
Name: Jeffrey L. Ritenour
Title: Executive Vice President

WPX Energy Permian, LLC

By:	/s/ Jeffrey L. Ritenour
Name: Jeffrey L. Ritenour
Title: Executive Vice President

WPX Energy, Inc.

By:	/s/ Jeffrey L. Ritenour
Name: Jeffrey L. Ritenour
Title: Executive Vice President and Chief Financial Officer

Devon Energy Corporation

By:	/s/ Jeffrey L. Ritenour
Name: Jeffrey L. Ritenour
Title: Executive Vice President and Chief Financial Officer